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Lauren Sayeski – European Media Relations
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FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC. TO WEBCAST
FIRST-QUARTER 2014 EARNINGS CONFERENCE CALL

ATLANTA, March 26, 2014 – Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) will release first-quarter 2014 earnings before the market opens on Thursday, April 24.
A conference call discussing these results will be webcast live through the company’s website, www.cokecce.com, at 10:00 a.m. ET, 3:00 p.m. GMT, and 4:00 p.m. CET. A replay of the presentation will be available later that day.
A copy of the company’s news release will be available through the website on the home page and under the Investors section under news and events.
ABOUT CCE
Coca-Cola Enterprises, Inc. (CCE) is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg,

Monaco, the Netherlands, Norway, and Sweden. We operate with a local focus and have 17 manufacturing sites across Europe, where we manufacture nearly 90 percent of our products in the markets in which they are consumed. Corporate responsibility and sustainability is core to our business, and we have been recognized by leading organizations in North America and Europe for our progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about our company, please visit our website at www.cokecce.com and follow us on twitter at @cokecce.